                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                          Dated as of December 15, 1994

                              AMENDED AND RESTATED
                                as of May 7, 1996

                                      Among

                                  BORDEN, INC.

                                  AS BORROWER,

                        BORDEN FOODS HOLDINGS CORPORATION

                                       and

                               WISE HOLDINGS, INC.

                            as AFFILIATE GUARANTORS,

                                       and

                             THE BANKS NAMED HEREIN

                                    AS BANKS,

                                 CITIBANK, N.A.

                            AS ADMINISTRATIVE AGENT,

                              BANKERS TRUST COMPANY
                                  CHEMICAL BANK
                                 CITIBANK, N.A.
                                  CREDIT SUISSE

                             AS LEAD MANAGING AGENTS

                                       and

                            BT SECURITIES CORPORATION
                              CHASE SECURITIES INC.
                            CITICORP SECURITIES, INC.
                                  CREDIT SUISSE

                                  AS ARRANGERS

                                         T A B L E   O F   C O N T E N T S


SECTION                                                                                                        PAGE

                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS
  1.01.  Certain Defined Terms..................................................................................  1
  1.02.  Computation of Time Periods............................................................................ 25
  1.03.  Accounting Terms....................................................................................... 25

                                                    ARTICLE II

                                         AMOUNTS AND TERMS OF THE ADVANCES
                                             AND THE LETTERS OF CREDIT

  2.01.  The Advances........................................................................................... 25
  2.02.  Making the Advances.................................................................................... 26
  2.03.  The Competitive Bid Advances........................................................................... 28
  2.04.  Repayment.............................................................................................. 31
  2.05.  Reduction of the Commitments........................................................................... 32
  2.06.  Application of Certain Proceeds........................................................................ 32
  2.07.  Prepayments............................................................................................ 35
  2.08.  Interest............................................................................................... 35
  2.09.  Fees................................................................................................... 36
  2.10.  Conversion of Advances................................................................................. 36
  2.11.  Increased Costs, Etc................................................................................... 37
  2.12.  Payments and Computations.............................................................................. 39
  2.13.  Taxes.................................................................................................. 40
  2.14.  Sharing of Payments, Etc............................................................................... 42
  2.15.  Letters of Credit...................................................................................... 43
  2.16.  Use of Proceeds........................................................................................ 46
  2.17.  Defaulting Lenders..................................................................................... 46
  2.18.  Option to Replace Lenders.............................................................................. 49

                                                    ARTICLE III

                                               CONDITIONS PRECEDENT

  3.01.  Conditions Precedent to Certain Borrowings and Issuances............................................... 49
  3.02.  Conditions Precedent to Each Competitive Bid Borrowing................................................. 50

SECTION                                                                                                        PAGE

                                                    ARTICLE IV

                                          REPRESENTATIONS AND WARRANTIES

  4.01.  Representations and Warranties of the Obligated Parties................................................ 50

                                                     ARTICLE V

                                             COVENANTS OF THE BORROWER

  5.01.  Affirmative Covenants.................................................................................. 54
  5.02.  Negative Covenants..................................................................................... 56
  5.03.  Reporting Requirements................................................................................. 61
  5.04.  Financial Covenants.................................................................................... 65

                                                    ARTICLE VI

                                                 EVENTS OF DEFAULT

  6.01.  Events of Default...................................................................................... 67
  6.02.  Actions in Respect of the Letters of Credit Upon Default............................................... 69

                                                    ARTICLE VII

                                                     GUARANTY

  7.02.  Guaranty Absolute...................................................................................... 70
  7.03.  Waivers................................................................................................ 72
  7.04.  Subrogation............................................................................................ 72
  7.05.  Release and Termination................................................................................ 73

                                                   ARTICLE VIII

                                                    THE AGENTS

  8.01.  Authorization and Action............................................................................... 74
  8.02.  Reliance, Etc.......................................................................................... 74
  8.03.  Lead Managing Agents and Affiliates.................................................................... 75
  8.04.  Lender Credit Decision................................................................................. 75

SECTION                                                                                                        PAGE

  8.05.  Indemnification........................................................................................ 75
  8.06.  Successor Administrative Agent......................................................................... 76

                                                    ARTICLE IX

                                                   MISCELLANEOUS

  9.01.  Amendments, Etc........................................................................................ 76
  9.02.  Notices, Etc........................................................................................... 77
  9.03.  No Waiver; Remedies.................................................................................... 77
  9.04.  Costs and Expenses..................................................................................... 78
  9.05.  Right of Set-Off....................................................................................... 80
  9.06.  Binding Effect......................................................................................... 80
  9.07.  Assignments and Participations......................................................................... 80
  9.08.  Governing Law.......................................................................................... 83
  9.09.  Execution in Counterparts.............................................................................. 83
  9.10.  Confidentiality........................................................................................ 83
  9.11.  Receivables Financings Documents....................................................................... 83
  9.12.  No Liability of the Issuing Banks...................................................................... 84
  9.14.  Waiver of Jury Trial................................................................................... 85


SCHEDULES

Schedule I              -  Commitments and Applicable Lending Offices

Schedule II             -  Redesign

Schedule 1.01           -  Scheduled Debt

Schedule 4.01(b)        -  Material Subsidiaries

EXHIBITS

Exhibit A-1             -  Form of Term Note

Exhibit A-2             -  Form of Working Capital Note

Exhibit A-3             -  Form of Competitive Bid Note

Exhibit B-1             -  Form of Notice of Borrowing

Exhibit B-2             -  Form of Notice of Competitive Bid Borrowing

Exhibit C               -  Form of Assignment and Acceptance

Exhibit D-1             -  Form of Opinion of New York Counsel for the Borrower

Exhibit D-2             -  Form of Opinion of Internal Counsel to the Borrower

Exhibit E               -  Form of Assumption Agreement

Exhibit F               -  Form of Confidentiality Agreement

Exhibit G               -  Form of Borden Holdings Note

Exhibit H               -  Form of Amended and Restated Agreement of Limited
                           Partnership of BFC Investments, L.P.

Exhibit I               -  Form of Conveyance and Transfer Agreement

Exhibit J               -  Form of Certificate

Exhibit K               -  Form of Option Agreement (Stock)

Exhibit L               -  Form of Option Agreement (Assets)

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 15, 1994

                              AMENDED AND RESTATED

                                AS OF MAY 7, 1996


                  CREDIT AGREEMENT dated as of December 15, 1994, Amended and Restated as of May 7, 1996 among Borden, Inc., a New Jersey corporation (the "BORROWER"), Borden Foods Holdings Corporation, a Delaware corporation ("FOODS HOLDINGS"), Wise Holdings, Inc., a Delaware corporation ("WISE HOLDINGS" and, together with Foods Holdings, the "AFFILIATE GUARANTORS"), the banks (the "BANKS") listed on the signature pages hereof, Citibank, N.A. ("CITIBANK"), as administrative agent (together with any successor appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), BT Securities Corporation ("BT SECURITIES"), Chase Securities Inc. ("CHASE SECURITIES"), Citicorp Securities, Inc. and Credit Suisse ("CREDIT SUISSE"), as arrangers (the "ARRANGERS"), BT Securities and Chase Securities as co-syndication agents and Credit Suisse, as Issuing Bank (as defined below) and documentation agent.


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office at 1 Court Square, 7th Floor, Long Island City, New York 11120, Account No. 3685 2248, Attention: John Makrinos.

                  "ADVANCE" means a Working Capital Advance, a Term Advance, a Competitive Bid Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person (other than a Subsidiary), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "AFFILIATE GUARANTORS" means each of Foods Holdings, Wise Holdings and, after any transfer of the Dairy Business to an Affiliate that executes an Assumption Agreement, such Affiliate, in each case until it is released from its guarantee obligations under Article VII in accordance with the provisions of Section 7.05.

                  "AFFILIATE NOTES" means the senior notes issued by any Affiliate Guarantor or any of its Subsidiaries to the Borrower as consideration for the transfer of certain assets.

                  "AGENTS" means, collectively, the Administrative Agent, the Lead Managing Agents and the Arrangers.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                  "APPLICABLE MARGIN" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


   Public Debt Rating       Applicable Margin         Applicable Margin
      S&P/Moody's             for Base Rate          for Eurodollar Rate
                                Advances                  Advances
======================== =======================  =========================
LEVEL 1                            0%                       .50%
- -------

BBB or Baa2 or above
- ------------------------ -----------------------  -------------------------

LEVEL 2                            0%                       .75%
- -------

below BBB or Baa2 but
at least BBB- or Baa3
- ------------------------ -----------------------  -------------------------

LEVEL 3                           .50%                      1.25%
- -------

below BBB- or Baa3
but at least BB or Ba2
- ------------------------ -----------------------  -------------------------

LEVEL 4                           1.0%                      2.25%
- -------

below BB and Ba2
======================== =======================  =========================

                  "APPLICABLE PERCENTAGE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


- ---------------------------------------------------------------------------
             Public Debt Rating                          Applicable
                S&P/Moody's                              Percentage
- ---------------------------------------------------------------------------
LEVEL 1
- -------
BBB or Baa2 or above                                        .20%
- ---------------------------------------------------------------------------
LEVEL 2
- -------
below BBB or Baa2 but at least BBB- or
Baa3                                                        .25%
- ---------------------------------------------------------------------------
LEVEL 3
- -------
below BBB- or Baa3 but at least BB or Ba2                   .375%
- ---------------------------------------------------------------------------
LEVEL 4
- -------

below BB and Ba2                                            .50%
- ---------------------------------------------------------------------------


                  "APPROPRIATE LENDER" means, at any time, with respect to any of the Letter of Credit Facility Sublimit, the Term Facility or Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time.

                  "ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

                  "ASSET PROCEEDS" means the aggregate value received in connection with the sale of assets or the sale of options to acquire assets of the Affiliate Guarantors, the Borrower and any of their respective Subsidiaries (other than Excluded Asset Sales) after deducting therefrom only (a) the costs of sale including reasonable brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, severance, legacy and similar costs and other similar fees and commissions, (b) the amount of taxes paid or estimated to be payable during the then current or next fiscal year in connection with or as a result of such transaction and reasonable reserves associated therewith, (c) the amount of any Indebtedness related to such asset that, by the terms of such transaction, is required to be repaid upon such disposition and (d) any such other reasonable exit costs related to such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "ASSUMPTION AGREEMENT" means an agreement substantially in the form of Exhibit E hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BANK" has the meaning specified in the recital of parties to this Agreement.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if
                  there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates reasonably estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.08(a)(i).

                  "BORDEN HOLDINGS" means Borden Holdings, Inc., a Delaware corporation.

                  "BORDEN HOLDINGS NOTES" means the senior notes originally issued by Borden Holdings on September 29, 1995 in the original aggregate principal amount of $614,368,775 in the form of Exhibit G hereto.

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWING" means a Competitive Bid Borrowing or a Working Capital Borrowing.

                  "BT" means Bankers Trust Company.

                  "BT SECURITIES" has the meaning specified in the recital of parties to this Agreement.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank eurodollar market.

                  "CAPITAL EXPENDITURES" means for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases but excluding any amount representing capitalized interest) by the Affiliate Guarantors, the Borrower and their respective Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the Combined balance sheet of the Affiliate Guarantors, the Borrower and their respective Subsidiaries, PROVIDED that Capital Expenditures shall in any event exclude (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) the purchase of plant, property and equipment made within 270 days of the sale of a similar asset.

                  "CAPITALIZED LEASES" has the meaning specified in clause (e) of the definition of Debt.

                  "CASH EQUIVALENTS" means (i) securities issued or unconditionally guaranteed by the United States Government or any agency or instrumentality thereof, in each case having maturities of not more than twelve months from the date of acquisition thereof; (ii) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than twelve months from the date of acquisition thereof and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); (iii) commercial paper issued by any Lender or any bank holding company owning any Lender; (iv) commercial paper maturing no more than twelve months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from another nationally recognized rating service); (v) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than one year after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the foreign banks; (vi) repurchase agreements with a term of not more than seven days for underlying securities of the type described in clauses (i), (ii) and (v) above entered into with any bank meeting the qualifications specified in clause (v) above or securities dealers of recognized national standing; and (vii) other customarily utilized high quality instruments in countries where the Borrower's or any Affiliate Guarantor's foreign Subsidiaries are located.

                  "CHEMICAL" means Chemical Bank.

                  "CHASE SECURITIES" has the meaning specified in the recital of parties to this Agreement.

                  "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

                  "COMBINED" refers to the combination of accounts in accordance with GAAP; provided that to the extent that the last sentence of
         Section 5.03(b) or (c) is applicable, Combined means "Consolidated".

                  "COMMITMENT" means a Term Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

                  "COMPETITIVE BID ADVANCE" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the auction bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                  "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the auction bidding procedure described in Section 2.03.

                  "COMPETITIVE BID NOTE" means the promissory note of the Borrower payable to the order of the Administrative Agent for the benefit of each Lender making a Competitive Bid Advance, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to the Lenders resulting from Competitive Bid Advances made by the Lenders.

                  "COMPETITIVE BID REGISTER" has the meaning specified in
         Section 2.03(a)(vi).

                  "CONFIDENTIAL INFORMATION" means information that the Borrower or any Affiliate Guarantor furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Borrower or any Affiliate Guarantor.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONVERSION," "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.10 or 2.11.

                  "CREDIT SUISSE" has the meaning specified in the recital of parties to this Agreement.

                  "DAIRY BUSINESS" means the Dairy business of the Borrower (which includes dairy related products other than certain foods included in the Foods Business) as reflected in the PRO FORMA balance sheet and income statements of Borden/Meadow Gold Dairies Holdings, Inc. as of December 31, 1995, with such changes as are related to the ordinary course of the Borrower's Dairy business and including any additions to such business permitted hereunder.

                  "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases ("CAPITALIZED LEASES") and (f) all Debt referred to in clauses (a) through (e) above secured by any Lien on property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, but only to the extent that, in accordance with GAAP, such Debt would be reflected on the financial statements of such Person.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the amount of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been so made as of such time; PROVIDED, HOWEVER, any Advance made by the Administrative Agent for the account of such Lender pursuant to Section 2.02(d) shall not be considered a Defaulted Advance even if, at such time, such Lender shall not have reimbursed the Administrative Agent therefor as provided in Section 2.02(d). In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.17(a), the remaining portion of such Defaulted

         Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any Issuing Bank pursuant to Section 2.15(b) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (c) any other Lender pursuant to Section 2.14 to purchase any participation in Advances owing to such other Lender and (d) the Administrative Agent pursuant to Section 8.05 to reimburse the Administrative Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, net income (or net loss) PLUS the sum, without duplication, of (a) Net Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses included in net income (net of taxes to the extent not already deducted in determining such losses and net of extraordinary or unusual gains included in net income) including, without limitation, cumulative effects of accounting changes, discontinued operations, restructuring charges and non-cash charges,
         (f) amortization of deferred financing fees and debt discount, (g) other non-cash charges, (h) gains or losses on asset sales (including sales of accounts receivable), (i) severance and similar expenses and
         (j) dividends accrued on securities other than common stock, in each case determined in accordance with GAAP for such period.

                  "ELIGIBLE ASSIGNEE" means any of (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000;
         (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (iii); (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $100,000,000, in each case as approved by the Arrangers and the Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that an Affiliate or Subsidiary of the Borrower shall not qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "CLAIMS") or any permit issued under any such law, including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat or injury to health, safety or the environment.

                  "ENVIRONMENTAL LAW" means any federal, state, provincial or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials.

                  "EQUITY PROCEEDS" means gross proceeds received by any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries from (a) the sale or issuance of any equity security of such Affiliate Guarantor, the Borrower or such Subsidiary whether by means of any public offering or private placement or (b) cash capital contributions to the Borrower or such Affiliate Guarantor from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower, any Affiliate Guarantor or any Subsidiary of the Borrower or any Affiliate Guarantor would be deemed to be a "single employer" within the meaning of Section 414 (b), (c), (m) or (o) of the Internal Revenue Code.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.08(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage if and to the extent actually applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for each Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCLUDED ASSET SALES" means (i) sales of inventory in the ordinary course of business, (ii) sales of worn out or obsolete equipment and other property in the ordinary course of business, (iii) sales of accounts receivable and "Related Security" (as such term is defined in the Receivables Financing Documents) under the Receivables Financing Documents and (iv) sales of plant, property and equipment to the extent that the proceeds thereof are used to purchase a similar asset within 270 days of such sale.

                  "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of December 15, 1994 among the Borrower, the banks named therein, Citibank, as administrative agent, and BT Securities, Chase Securities, Citicorp Securities and Credit Suisse, as arrangers, BT Securities and Chase Securities, as co-syndication agents, and Credit Suisse, as issuing bank and documentation agent, as amended prior to the date hereof.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Borrower and its Subsidiaries outstanding on the date of the Existing Credit Agreement.

                  "FACILITY" means the Term Facility, the Working Capital Facility or the Letter of Credit Facility Sublimit.

                  "FAIR MARKET VALUE" means, (a) with respect to any asset or Option sold to any Person that is an Affiliate of any Obligated Party for consideration of $10,000,000 or more, the appraised fair market value of such asset or Option as determined by a nationally recognized investment banker selected by the Borrower and (b) with respect to any other asset or Option, the value that the Board of Directors of the Person owning such asset or the stock or assets subject to such Option determines to be the fair market value of such asset or option; PROVIDED, in each case, that (i) the consideration so determined to equal such fair market value may include notes or other evidence of indebtedness and (ii) the fair market value of Options (A) with respect to the stock of Elmer's Holdings, Inc. will be represented by Borden Holdings Notes in an aggregate principal amount of $13,000,000, (B) with respect to the stock of Borden Decorative Products Holdings, Inc. will be represented by Borden Holdings Notes in an aggregate principal amount of $31,000,000, and (C) with respect to the issuance of Options on assets to be held by Borden Foods Holdings Corporation and its Subsidiaries will be represented by Borden Holdings Notes in an aggregate principal amount of up to $95,000,000, unless, in the case of clauses (A), (B) or
         (C), subject to Section 9.13, the Borrower shall have obtained an appraisal of the fair market value of such Option from a nationally recognized investment banker selected by the Borrower.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FIXED RATE ADVANCES" has the meaning specified in Section 2.03(a)(i).

                  "FOODS BUSINESS" means the Foods business of the Borrower (which includes the foods business other than included in the Dairy Business, the Wise Business, or Wilhelm Weber) as currently conducted by the Borrower, with such changes as are related to the ordinary course of the Borrower's Foods business.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section 7.01.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained electric fluid containing levels of polychlorinated biphenyls and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all Debt of such Person, (b) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (c) all obligations of such Person in respect of Hedge Agreements and (d) all Indebtedness of others referred to in clauses
         (a) through (c) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; PROVIDED, HOWEVER, that amount so guaranteed shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any such guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

                  "INFORMATION MEMORANDUM" means the information memorandum dated November 16, 1994 used by the Arrangers in connection with the syndication of the Commitments.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, to the extent available in the reasonable judgment of the Administrative Agent, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                           (a) the Borrower may not select any Interest Period
                  that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

                           (b) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT GRADE RATING" means the Borrower's long term senior unsecured public debt is rated at least BBB- by S&P or Baa3 by Moody's.

                  "ISSUING BANK" means Credit Suisse, and any other Lender that is a commercial bank, acting through a domestic branch, as issuer of a Letter of Credit.

                  "KKR" has the meaning specified in Section 5.01(h).

                  "L/C ACCOUNT" means an account to be established by the Borrower with the Administrative Agent pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.15(d).

                  "LEAD MANAGING AGENTS" means BT, Chemical, Citibank and Credit Suisse.

                  "LENDERS" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to
         Section 9.07.

                  "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Working Capital Lender pursuant to Section 2.15(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.15(b).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Letter of Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Sections 2.05 and 2.06.

                  "LETTER OF CREDIT FACILITY SUBLIMIT" means $300,000,000.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.15(a).

                  "LIBO RATE ADVANCES" has the meaning specified in Section 2.03(a)(i).

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

                  "LOAN DOCUMENTS" means this Agreement, the Notes and each Letter of Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "LOAN PARTIES" means the Borrower, each Affiliate Guarantor, TM and Borden Receivables Corp.

                  "LYNX PAYMENTS" means all payments, and all obligations or elections to make any payments under or in connection with (i) the LYNX Reset Agreement dated May 21, 1992, between the Borrower and Merrill Lynch & Co., (ii) the Equity Unit Agreement dated May 21, 1992, between the Borrower and Merrill Lynch & Co. and (iii) the Zero

         Coupon Bonds due 2002, issued by the Borrower under the Indenture dated as of May 21, 1992, including, without limitation, the payment by the Borrower of amounts in connection with the termination of certain rights of the holders of certain securities related thereto and the payment of amounts to such holders in connection with the redemption and retirement of such securities.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any change in the business, condition (financial or otherwise), operations, performance or properties of the Affiliate Guarantors, the Borrower and their respective Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower or any Affiliate Guarantor to perform its obligations under this Agreement and the other Loan Documents to which it is a party (taken as a whole).

                  "MATERIAL ADVERSE EFFECT" means a circumstance or condition affecting the business, condition (financial or otherwise), operations, performance or properties of the Affiliate Guarantors, the Borrower and their respective Subsidiaries taken as a whole which would materially adversely affect (a) the ability of the Borrower and the Affiliate Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes and the other Loan Documents to which any of them is a party (taken as a whole) or (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement and the other Loan Documents (taken as a whole).

                  "MATERIAL SUBSIDIARY" means each Subsidiary of the Borrower or any Affiliate Guarantor now existing or hereafter acquired or formed by the Borrower or any Affiliate Guarantor which (x) for the most recent fiscal year of the Borrower and the Affiliate Guarantors, accounted for more than 3% of the Combined revenues of the Borrower and the Affiliate Guarantors, taken as a whole, or (y) as at the end of such fiscal year, was the owner of more than 4% of the Combined assets of the Borrower and the Affiliate Guarantors, taken as a whole, in each case as shown on the Combined financial statements of the Affiliate Guarantors, the Borrower and their respective Subsidiaries for such fiscal year.

                  "MOODY'S" means Moody's Investor Services, Inc. or any successor by merger or consolidation to its business.

                  "NET INTEREST EXPENSE" means, for any fiscal period of the Borrower, the aggregate of (a) interest expense on all Debt of the Affiliate Guarantors, the Borrower and their respective Subsidiaries, net of interest income, in accordance with GAAP (excluding, in any event, interest expense, if any, on overdue tax assessments, LYNX Payments and amortization of financing fees and debt discount), (b) the portion of minority interest as set forth on the Borrower's Consolidated statement of income equal to the interest payable under the TM Credit Agreement and (c) dividends required to be paid on Preferred Stock permitted by
         Section 5.02(f)(ii).

                  "NOTE" means a Term Note, the Competitive Bid Note or a Working Capital Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in Section 2.03(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.15(b).

                  "OBLIGATED PARTIES" means the Borrower and, until it is released from its guarantee obligations under Article VII in accordance with the provisions of Section 7.05, each Affiliate Guarantor.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OPTION EXERCISE PROCEEDS" means the aggregate value received in connection with the exercise of Options.

                  "OPTIONS" means the options acquired by Persons other than officers, directors and employees of the Affiliate Guarantors, the Borrower and their respective Subsidiaries to acquire stock or certain assets of the Affiliate Guarantors, the Borrower or their respective Subsidiaries.

                  "OTHER TAXES" has the meaning specified in Section 2.13(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof.

                  "PERMITTED LIENS" means (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP; (b) Liens in respect of property or assets of any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries imposed by law which are incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and which do not individually or in the aggregate have a Material Adverse Effect; (c) Liens on assets of any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries existing on the date hereof securing Indebtedness in an aggregate principal amount not to exceed $5,000,000 or arising pursuant to any of the Loan Documents; (d) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 6.01(g); (e) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (f) leases or subleases granted to others not interfering in any material respect with the business of the Affiliate Guarantors, the Borrower and their respective Subsidiaries taken as a whole; (g) ground leases in respect of real property on which facilities owned or leased by any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries are located; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Affiliate Guarantors, the Borrower and their respective Subsidiaries taken as a whole; (i) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (k) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries where such Lien secures the obligations of such Affiliate Guarantor, the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 5.02(b); (l) Liens arising pursuant to purchase money mortgages securing Indebtedness financing the purchase price of assets acquired after the date hereof; PROVIDED that any such Liens attach only to the assets so purchased to the extent permitted under
         Section 5.02(b); (m) Liens on assets permitted to be acquired hereunder; PROVIDED that such Liens were existing at the time of such acquisition and were not created in anticipation thereof; and (n) Liens granted in connection with any foreign contract option, futures contract or similar agreement designed to protect any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries from fluctuations in the price of commodities, PROVIDED that such Liens attach solely to the commodities which are the subject of such options, contracts or agreements.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means any multiemployer or single-employer plan as defined in Section 4001 of ERISA and which is covered by Title IV of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute), by any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate.

                  "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "PUBLIC DEBT RATING" means, as of any date, the higher of the ratings that have been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing,
         (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of "APPLICABLE MARGIN" or "APPLICABLE PERCENTAGE", as the case may be; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "RATABLE SHARE" of any amount means, with respect to any Working Capital Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time and (b) such amount.

                  "REAL PROPERTY" of any Person means all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

                  "RECEIVABLES BACK-STOP FACILITY AGREEMENT" means, collectively, the Parallel Purchase Commitment dated as of August 16, 1994 among Borden Receivables Corp., Citibank and the other banks party thereto and Citicorp North America, Inc., as agent, dated as of August 16, 1994 and the Amended and Restated Asset Purchase Agreement dated as of December 15, 1994 among the purchasers party thereto and Citicorp North America, Inc., as agent.

                  "RECEIVABLES FINANCING AGREEMENTS" means (a) the Receivables Purchase Agreement dated as of August 16, 1994 among Borden Receivables Corp., Corporate Asset Funding Company, Inc., Ciesco, L.P., CXC Incorporated, Citicorp North America, Inc., as agent, and Borden, Inc., as collection agent, and (b) the Receivables Back-Stop Facility Agreement, in each case as such documents are amended as of the date hereof and may be further amended, supplemented or otherwise modified from time to time.

                  "RECEIVABLES FINANCING DOCUMENTS" means the Receivables Financing Agreements and the Receivables Purchase Agreement dated as of August 16, 1994 between the Borrower and Borden Receivables Corp., in each case as such documents are amended as of the date hereof and may be further amended, supplemented or otherwise modified from time to time.

                  "REDESIGN" means the restructuring of the businesses of the Borrower, as more fully described on Schedule II hereto.

                  "REDESIGN DOCUMENTS" means Borden Holdings Notes held by the Borrower, each Option Agreement for stock in substantially the form of Exhibit K hereto, each Option Agreement for assets in substantially the form of Exhibit L hereto, each Conveyance and Transfer Agreement in substantially the form of Exhibit I hereto and the Limited Partnership Agreement of BFC Investments, L.P. in substantially the form of Exhibit H hereto.

                  "REFERENCE BANKS" means BT, Chemical, Citibank and Credit Suisse.

                  "REGISTER" has the meaning specified in Section 9.07(c).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Receivables Financing Documents and, until the delivery of the Replacement Notes (as defined in the Note Exchange Agreement dated as of December 15, 1994 among the Borrower, the Lenders, the Administrative Agent, TM and Citibank, N.A., as administrative agent under the TM Credit Agreement), the TM Credit Agreement and the "Operative Documents" (as such term is defined in the TM Credit Agreement).

                  "REPLACEMENT LENDER" has the meaning specified in Section
         2.18.

                  "REPORTABLE EVENT" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "REQUIRED LENDERS" means at any time Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Working Capital Commitments at such time; PROVIDED, HOWEVER, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of Advances made by such Lender and outstanding at such time, (ii) if such Lender shall be an Issuing Bank, the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (iii) the Commitment of such Lender under all Facilities at such time. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments.

                  "RESTATEMENT DATE" means May 7, 1996.

                  "S&P" means Standard & Poor's Ratings Group or any successor by merger or consolidation to its business.

                  "SCHEDULED DEBT" means Debt of the Borrower listed on Schedule
         1.01 hereto, including all of the LYNX Payments, to the extent that such Debt matures or is payable on or before the Termination Date and any renewal, extension or refinancing thereof that does not increase the amount thereof that becomes due and payable on or before the Termination Date.

                  "SENIOR BANK FACILITIES" means this Agreement, the Receivables Financing Agreements and the TM Credit Agreement.

                  "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

                  "TAXES" has the meaning specified in Section 2.13(a).

                  "TERM ADVANCE" has the meaning specified in Section 2.01(c).

                  "TERM BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

                  "TERM COMMITMENT" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and

         Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Term Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

                  "TERM LENDER" means any Lender that has a Term Commitment.

                  "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.

                  "TERMINATION DATE" means the earlier of December 31, 1999 and the date of termination in whole of the Working Capital Commitments pursuant to Section 2.05 or 6.01.

                  "TM" means T.M. Investors Limited Partnership, a Delaware limited partnership.

                  "TM CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of December 15, 1994 among TM, the banks named therein, Citibank, as administrative agent, and BT Securities, Chase Securities, Citicorp Securities and Credit Suisse, as arrangers, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "TMI ASSOCIATES LIMITED PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of T.M.I. Associates, L.P. dated as of December 23, 1991 among BDS One, Inc., BDS Two, Inc., and BDS Four, Inc., as general partners, and TM, as limited partner, as such agreement is amended by Amendment No. 1 dated as of August 16, 1994 and as further amended by the amendment dated as of December 15, 1994, and as it may be further amended, supplemented or otherwise modified from time to time.

                  "TOTAL DEBT" means, without duplication, the aggregate of (a) Debt of the Affiliate Guarantors, the Borrower and their respective Subsidiaries described in clauses (a) through (e) of the definition of "DEBT" herein, (b) outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) and
         (c) the portion of minority interest as set forth on the Borrower's Consolidated balance sheet equal to the principal amount outstanding under the TM Credit Agreement.

                  "TYPE" refers to the distinction between Advances bearing interest by reference to the Base Rate and Advances bearing interest by reference to the Eurodollar Rate.

                  "UNFUNDED CURRENT LIABILITY" of any Plan means the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year, based upon the actuarial assumptions which would be required to be used by such Plan's actuary in connection with the determination of such Plan's accrued benefits pursuant to its termination, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Internal Revenue Code.

                  "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitments at such time MINUS (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender and outstanding at such time, PLUS, without duplication, (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by an Issuing Bank pursuant to Section 2.15(c) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Working Capital Lender pursuant to Section 2.15(c), (C) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) at such time, (D) the amount of the Working Capital Commitments then unavailable to be borrowed pursuant to Section 2.01(b) and (E) the aggregate principal outstanding amount of Competitive Bid Advances.

                  "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency (but excluding in any event convertible or exchangeable Preferred Stock prior to conversion or exchange, as the case may be).

                  "WISE BUSINESS" means the Wise business of the Borrower (which includes the salty snacks business) as reflected in the PRO FORMA balance sheet and income statements of Wise Foods Holdings, Inc. as of December 31, 1995, with such changes as are related to the ordinary course of the Borrower's Wise business.

                  "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.01.

                  "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

                  "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Working Capital Commitment," as such amount may be reduced pursuant to Sections 2.05 and 2.06.

                  "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

                  "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment.

                  "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

                  SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. THE ADVANCES. (a) WORKING CAPITAL ADVANCES. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances ("WORKING CAPITAL ADVANCES") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment on such Business Day. Each Working Capital Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Working Capital Advances of the same Type made on the same day by the Working Capital Lenders ratably according to their respective Working Capital Commitments. Within the limits of each Working

Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrowermay borrow under this Section 2.01(a), prepay pursuant to Section
2.07 and reborrow under this Section 2.01(a).

                  (b) SET ASIDE OF WORKING CAPITAL COMMITMENTS IN RESPECT OF SCHEDULED DEBT PREPAYMENTS. Each Working Capital Lender's Ratable Share of an aggregate amount of Working Capital Commitments equal at any time to the amount that, at or prior to such time, has been required to be applied to reduce Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt pursuant to Section 2.06 and that the Borrower has (i) elected to be applied to Scheduled Debt not then due and (ii) not actually applied to pay or prepay such Scheduled Debt at or prior to such time, shall be unavailable to be borrowed hereunder except at the time of and for the purpose of making payment on such Scheduled Debt.

                  (c) TERM ADVANCES. Upon receipt of a duly executed Replacement Note (as defined in the Note Exchange Agreement dated as of December 15, 1994 (the "NOTE EXCHANGE AGREEMENT") among the Borrower, the Administrative Agent, TM, the lenders under the TM Credit Agreement and Citibank, as administrative agent under the TM Credit Agreement) by Citibank, as administrative agent under the TM Credit Agreement, for each Lender in accordance with the terms of the Note Exchange Agreement, each Term Lender is deemed to have made a single advance (a "TERM ADVANCE") to the Borrower evidenced by such Replacement Note. Amounts outstanding as Term Advances under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

                  SECTION 2.02. MAKING THE ADVANCES. (a) Except as otherwise provided in Section 2.02(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Borrowings and (ii) on the same Business Day in the case of Base Rate Borrowings, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Appropriate Lender of the applicable interest rate under Section 2.08(a)(ii). Each Appropriate Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower; PROVIDED, HOWEVER, that, in the case of any Working Capital
Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.11, (ii) the Working Capital Advances made on any date as Eurodollar Rate Advances may not be outstanding as part of more than ten separate Working Capital Borrowings and (iii) the Term Advances may not be outstanding as part of more than three separate Term Borrowings.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for such amount) against any loss, cost or expense actually incurred by such Lender (excluding loss of anticipated profits) as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the time of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the

Borrower, the interest rate applicable at such time under Section 2.08 to Advances comprisingsuch Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. THE COMPETITIVE BID ADVANCES. (a) Each Working Capital Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the Termination Date in the manner set forth below; PROVIDED that, following the making of each Competitive Bid Borrowing, no prepayment shall be required pursuant to Section 2.07(b)(i).

                  (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, together with a processing fee of $4,000 for each Notice of Competitive Bid Borrowing, specifying therein (v) the date of such proposed Competitive Bid Borrowing, (w) the aggregate amount of such proposed Competitive Bid Borrowing, (x) the maturity date for repayment of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the Termination Date), (y) the interest payment date or dates relating thereto, and (z) any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "FIXED RATE ADVANCES") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO RATE ADVANCES"). The Administrative Agent shall in turn promptly notify each Working Capital Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Working Capital Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Working Capital Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; PROVIDED that if the Administrative Agent in its capacity as a Working Capital Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Working Capital Lenders. If any Working Capital Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Working Capital Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Working Capital Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                           (x) cancel such Competitive Bid Borrowing by giving
                  the Administrative Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Working Capital Lender or Lenders pursuant to paragraph (ii) above, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect.

                  (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph
         (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Working Capital Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Working Capital Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Working Capital Lender that has made an offer as described in paragraph
         (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower,
         (B) each Working Capital Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Working Capital Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Working Capital Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 9.02. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Working Capital Lender of the amount of such Competitive Bid Borrowing.

                  (vi) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and a register for the recordation of the date, amount, maturity, interest rate, interest payment dates, other terms and Working Capital Lender of each Competitive Bid Advance accepted by the Borrower from time to time pursuant to this subsection (a) (the

         "COMPETITIVE BID REGISTER"). The entries in the Competitive Bid Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Working Capital Lenders may treat the entries recorded in the Competitive Bid Register as evidence of Competitive Bid Advances made pursuant to this Section 2.03. The Competitive Bid Register shall be available for inspection by the Borrower, or by any Working Capital Lender as to its Competitive Bid Advances, at any reasonable time and from time to time upon reasonable prior notice.

                  (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, PROVIDED that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                  (d) The Borrower shall repay to the Administrative Agent for the account of each Working Capital Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and recorded in the Competitive Bid Register with respect to such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance.

                  (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Working Capital Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as recorded in the Competitive Bid Register with respect to such Competitive Bid Advance.

                  (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a master Competitive Bid Note of the Borrower payable to the order of the Administrative Agent for the benefit of the Working Capital Lender making such Competitive Bid Advance.

                  SECTION 2.04. REPAYMENT. (a) WORKING CAPITAL ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders the aggregate outstanding principal amount of the Working Capital Advances on the Termination Date.


                  (b) TERM ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the Termination Date.

                  (c) LETTER OF CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Working Capital Lender which has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

                  SECTION 2.05. REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Borrower may, upon at least one Business Day's notice to the Administrative Agent, terminate in whole or reduce in part the Unused Working Capital Commitments and the Letter of Credit Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) MANDATORY. The Working Capital Commitments shall be terminated in full on the Termination Date.

                  SECTION 2.06. APPLICATION OF CERTAIN PROCEEDS. (a) The Borrower shall reduce the aggregate Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt by an amount equal to, and upon receipt of, Asset Proceeds and Option Exercise Proceeds by the Affiliate Guarantors, the Borrower and their respective Subsidiaries other than the following, without duplication:

                  (i) Asset Proceeds paid to the Borrower for the initial transfer of the Foods Business and Wise Business to the Affiliate Guarantors and their Subsidiaries and for the transfer of the Dairy Business to an Affiliate and its Subsidiaries at the time, if any, such Affiliate becomes an Affiliate Guarantor;

                  (ii) Asset Proceeds received by the Borrower or the Affiliate Guarantors for the sale of the Options to acquire the stock of Borden Decorative Products Holdings, Inc., the stock of Elmer's Holdings, Inc. and certain of the assets of the Foods Business;

                  (iii) Asset Proceeds in an aggregate amount not to exceed $1,000,000,000 from, without duplication, (A) the sale of the Borrower's global packaging business, (B) the sale of the Borrower's indirect interest in Gallina Blanca, S.A., Broex S.A. and related entities conducting a boullion and dehydrated soup joint venture with Agrolimen S.A. and certain of its affiliates, (C) Option Exercise Proceeds, (D) an amount equal to the portion, if any, of the amount of the excess of (x) in the case of the exercise of an Option with a substantially contemporaneous sale of the stock or assets the subject of such Option, the actual sale price of such stock or assets or, in each other case, the appraised fair market value (as determined by a nationally recognized investment banker selected by the Borrower) over
         (y) the exercise price of such Options (the "OPTION DIFFERENTIAL"), which is contributed to the equity of the Borrower or the Affiliate Guarantors, upon the exercise of such Option, (E) an amount equal to the portion, if any, of the amount of the appreciation of trademarks the benefit of which accrues to Borden Foods Holdings, L.L.C. (the "TRADEMARK APPRECIATION") which is contributed to the equity of the Borrower or the Affiliate Guarantors, upon the sale of any trademarks used in the Foods Business, (F) an amount equal to the portion, if any, of the Affiliate Guarantor Stock Sale Proceeds (as defined in Section 2.06(d)) contributed as equity to the Borrower or the Affiliate Guarantors and (G) the sale of $500,000,000 of assets not otherwise described in this clause (iii) and not including consideration described in clauses (b), (c) and (d) below;

                  (iv) Asset Proceeds in the form of notes, property and other consideration other than cash received from entities that are not Affiliates of the Borrower or the Affiliate Guarantors, to the extent that the amount thereof outstanding at any time (after giving effect to monetization, payment or other cash realization thereof) does not exceed $200,000,000;

                  (v) Asset Proceeds from the sale, transfer or other disposition of non-cash consideration to the extent an amount equal to such non-cash consideration was required to be and was applied in accordance with this Section 2.06(a) (including pursuant to the exceptions described therein);

                  (vi) Asset Proceeds from the sale, transfer or other disposition of assets between or among (x) the Borrower and its Subsidiaries or (y) the Affiliate Guarantors and their respective Subsidiaries (including as an Affiliate Guarantor, for purposes of this clause (vi), the Dairy Business); and

                  (vii) Asset Proceeds applied pursuant to clauses (b), (c) and
         (d) below, to the extent that Commitments under the Senior Bank Facilities have been reduced or Scheduled Debt has been paid or prepaid pursuant to clauses (b), (c), (d) and (e) below, as applicable.

                  (b) The Borrower shall reduce the aggregate Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt upon receipt of Option Exercise Proceeds, by an amount equal to the portion of the Option Differential not contributed to the equity of the Borrower or the Affiliate Guarantors.

                  (c) The Borrower shall reduce the aggregate Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt upon the sale of any trademarks the benefit of which sale accrues to Borden Foods Holdings, L.L.C., by an amount equal to the portion of the Trademark Appreciation not contributed to the equity of the Borrower or the Affiliate Guarantors.


                  (d) The Borrower shall reduce the aggregate Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt on the date of each Guarantee Release Event (as defined in Section 7.05) in an amount equal to the portion of the "Affiliate Guarantor Stock Sale Proceeds" (as defined below) in respect thereof not contributed to the equity of the Borrower or the Affiliate Guarantors. "Affiliate Guarantor Stock Sale Proceeds" means, in respect of any Affiliate Guarantor, (i) in the event of a sale of all of the common stock of such Affiliate Guarantor, the amount of Asset Proceeds of such sale received by the holders of such common stock (or by such Affiliate Guarantor if a primary issuance and sale) or (ii) in the event of a sale of less than all of the common stock of such Affiliate Guarantor, the amount equal to the product of (x) the Asset Proceeds per share of common stock received by the holders thereof in such partial sale (or by such Affiliate Guarantor, if a primary issuance and sale) and (y) the total number of shares of common stock of such Affiliate Guarantor outstanding after giving effect to such partial sale.

                  (e) The payments and commitment reductions required by Sections 2.06(a), (b), (c) and (d) shall be made as the Borrower may direct; PROVIDED, HOWEVER, that an amount equal to the proceeds required to be applied to reduce the aggregate Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt pursuant to this Section 2.06 that the Borrower elects to apply to Scheduled Debt not then due shall be, to the extent not yet so applied, applied to prepay the Working Capital Advances (without reduction of Working Capital Commitments) or Debt of Subsidiaries of the Borrower or any Affiliate Guarantor and a portion of the Working Capital Commitments equal to the amount of such proceeds shall be available to be borrowed only as set forth in Section 2.01(b).

                  (f) For purposes of this Section 2.06, the Borrower and the Affiliate Guarantors shall be deemed to have received Asset Proceeds on the last day of the fiscal year following the date of an asset sale transaction in an amount equal to the EXCESS of the reserve for taxes payable or estimated to be payable in connection with or as a result of such transaction OVER taxes actually paid in connection with or as a result of such transaction on or before the last day of such fiscal year. The Borrower shall apply an amount equal to such deemed Asset Proceeds in accordance with the terms of this Section 2.06.

                  (g) The Borrower may apply proceeds as required by this
Section 2.06 on the last day of any Interest Period next ending after receipt or, in the case of Asset Proceeds, deemed receipt, of such proceeds; PROVIDED that the Borrower shall apply such proceeds on or before 30 days after such receipt or deemed receipt; PROVIDED FURTHER that in the case of Asset Proceeds resulting from the sale of an asset located outside the United States, such 30 days after such receipt or deemed receipt shall be extended to 90 days after such receipt or deemed receipt.

                  (h) All prepayments of Senior Bank Facilities under this
Section 2.06 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.07. PREPAYMENTS. (a) OPTIONAL. The Borrower may, upon (i) at least one Business Day's notice in the case of Base Rate Borrowings and (ii) at least three Business Days' notice in the case of Eurodollar Rate Borrowings, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) MANDATORY. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings equal to the amount by which the (x) sum of (A) aggregate principal amount of the Working Capital Advances, Letter of Credit Advances and Competitive Bid Advances then outstanding, (B) the Available Amount of all Letters of Credit then outstanding, (C) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) and (D) the amount of Working Capital Commitments then reserved pursuant to Section 2.01(b) exceeds (y) the Working Capital Facility.

                  (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.08. INTEREST. (a) ORDINARY INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each January, April, July, and October during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on each day during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

                  (b) DEFAULT INTEREST. Overdue principal and interest in respect of each Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin; PROVIDED that each Eurodollar Rate Advance and Competitive Bid Advance shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

                  SECTION 2.09. FEES. (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on each Working Capital Lender's average daily Unused Working Capital Commitment, computed without regard to clauses (D) and (E) of the definition of Unused Working Capital Commitment, MINUS the aggregate amount of Competitive Bid Advances made by such Lender from the date hereof until the Termination Date at the Applicable Percentage, payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing January 3, 1995, and on the Termination Date; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) ADMINISTRATIVE AGENT'S AND ARRANGERS' FEES. The Borrower shall pay to the Administrative Agent and the Arrangers for their own respective account such fees as may from time to time be agreed between the Borrower and the Administrative Agent and the Arrangers.

                  SECTION 2.10. CONVERSION OF ADVANCES. (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.11, Convert all or any portion of the Working Capital Advances or Term Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances.

                  (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  SECTION 2.11. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances or of agreeing to issue or issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

                  (b) If, after the date hereof, (i) the introduction of or any change in any applicable law or regulation regarding capital adequacy or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by a Lender or its parent with any directive or request made after the date hereof regarding capital adequacy from any central bank or other governmental authority (whether or not having the force of law), has the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitment to lend hereunder or other obligations hereunder to a level below that which such Lender or its parent would have achieved but for such introduction, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction, it being understood and agreed, however, that such Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any directive or request to comply with, any such law or regulation as in effect on the date hereof; PROVIDED, HOWEVER, that each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, such compensation and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to such amounts accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

                  (c) If, with respect to any Eurodollar Rate Advances, the Administrative Agent shall have determined that on any date for determining the Eurodollar Rate for any Interest Period for such Advances that, by reason of changes arising after the date hereof affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful or impracticable, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to continue to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under which such Lender has a Commitment or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and
(ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office or take other steps if to do so would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) If the Required Lenders shall so determine, upon the occurrence and during the continuance of any Default, the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.12. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the

Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (e) If the Administrative Agent receives funds for application to the obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall apply such funds to prepay Working Capital Advances (but not reduce the Working Capital Commitments).

                  SECTION 2.13. TAXES. (a) Any and all payments by any Obligated Party hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, net income taxes and franchise taxes (imposed in lieu of net income taxes) that are imposed by the United States or any political subdivision or taxing authority thereof or therein or by a foreign jurisdiction as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, enforced, delivered or performed its obligations or received a payment under this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as

"TAXES"). If any Obligated Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligated Party shall make such deductions and (iii) such Obligated Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Obligated Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (c) Each Obligated Party shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.13, paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The Administrative Agent or such Lender shall provide the applicable Obligated Party with appropriate receipts for any payments or reimbursements made to such Obligated Party pursuant to this Section 2.13. This indemnification shall be made within 45 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 45 days after the date of any payment of Taxes, each Obligated Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by any Obligated Party through an account or branch outside the United States or on behalf of such Obligated Party by a payor that is not a United States person, if such Obligated Party determines that no Taxes are payable in respect thereof, such Obligated Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Obligated Party or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and each Obligated Party with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Obligated Parties and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Obligated Parties with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, each Obligated Party shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office or to take other steps if to do so would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.14. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of obligations due and payable to such Lender hereunder and under the Notes at such time under any Facility in excess of its ratable share (according to the proportion of (i) the amount of such obligations due and payable to such Lender at such time under such Facility to (ii) the aggregate amount of the obligations due and payable to all Appropriate Lenders hereunder and under the Notes at such time under such Facility) of payments on account of the obligations due and payable to all Appropriate Lenders hereunder and under the Notes at such time under such Facility obtained by all the Appropriate Lenders at such time or (b) on account of obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time under any Facility in excess of its ratable share (according to the proportion of (i) the amount of such obligations owing to such Lender at such time under such Facility to (ii) the aggregate amount of the obligations owing (but not due and payable) to all Appropriate Lenders hereunder and under the Notes at such time under such Facility) of payments on account of the obligations owing (but not due and payable) to all Appropriate Lenders hereunder and under the Notes at such time under such Facility obtained by all the Appropriate Lenders at such time, such Lender shall forthwith purchase from the Appropriate Lenders such participations in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Appropriate Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.15. LETTERS OF CREDIT. (a) THE LETTER OF CREDIT FACILITY. The Borrower may request any Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and any such Issuing Bank shall, subject to the terms and conditions hereinafter set forth, issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the date of the initial Borrowing until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment or Letter of Credit Facility Sublimit and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Working Capital Lenders on such Business Day; PROVIDED, HOWEVER, that no Issuing Bank shall be obligated to issue any trade letters of credit. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank. Within the limits of the Letter of Credit Facility Sublimit, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.15(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.15(c) and request the issuance of additional Letters of Credit under this Section 2.15(a).

                  (b) REQUEST FOR ISSUANCE. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such Issuing Bank's customary application and agreement for letter of credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with, or be duplicative of, provisions in this Agreement, the provisions of this Agreement shall govern.

                  (ii) Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) DRAWING AND REIMBURSEMENT. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of

Credit Advance, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Ratable Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Ratable Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it free and clear of any adverse claim, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Working Capital Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day. No Lender shall be obligated to purchase its Ratable Share of Letter of Credit Advances under this Section 2.15(c) to the extent that such Advances result from any Issuing Bank's willful misconduct or gross negligence.

                  (d) OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

PROVIDED that notwithstanding the foregoing, the Borrower shall not be obligated to reimburse any Issuing Bank for any payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence.

                  (e) COMPENSATION. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at the Applicable Margin applicable to Eurodollar Rate Advances payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing January 3, 1995, and on the Termination Date.

                  (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                  SECTION 2.16. USE OF PROCEEDS. The Letters of Credit and the proceeds of the Advances shall be available to pay transaction fees and expenses, for general corporate purposes of the Borrower and its Subsidiaries and for making advances to the Affiliate Guarantors and their Subsidiaries for general corporate purposes of the Affiliate Guarantors and their Subsidiaries.

                  SECTION 2.17. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that the Borrower shall so set off and otherwise apply the obligation of the Borrower to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date. Such Advance shall bear interest at a rate equal to the Base Rate (without giving effect to the Applicable Margin) and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower reduces the amount of the obligation of the Borrower to make any payment otherwise required to be made by it hereunder or under any other Loan Document as a result of the exercise by the Borrower of its right set forth in this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.17.

                  (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) SECOND, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.17.

                  (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an interest-bearing account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) SECOND, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

                  (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to the Commitments of such Defaulting Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Administrative Agent to such Defaulting Lender and applied by such Defaulting Lender to the obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.18. OPTION TO REPLACE LENDERS. If any Lender shall request the Borrower to pay any amounts, or shall assert any other special rights, under Section 2.11 or 2.13 or if a Lender is a Defaulting Lender, the Borrower may request one or more other Lenders or other financial institutions, each of which is an Eligible Assignee (each a "REPLACEMENT LENDER") to take over all or the affected portion of such Lender's then outstanding Advances and to assume all or the affected portion of such Lender's Commitments and obligations hereunder. If one or more Replacement Lenders shall so agree, the Advances and Commitments of the Lender to be replaced shall, at the direction of the Borrower, be assigned to such Replacement Lenders in accordance with Section 9.07, in such amounts as the Borrower may designate.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  SECTION 3.01. CONDITIONS PRECEDENT TO CERTAIN BORROWINGS AND ISSUANCES. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of each Borrowing, and the obligation of the Issuing Banks to issue Letters of Credit, that would in either case cause the aggregate amount of Advances outstanding and the Available Amount of Letters of Credit outstanding or to be outstanding at the close of business on such date to exceed the aggregate amount of all Advances outstanding (including any Advances to be paid on the date of such Borrowing) and the Available Amount of Letters of Credit outstanding immediately prior to the making of such Advance or such issuance shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                  (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, are made as of a date other than the date of such Borrowing or issuance); and

                  (b) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.02. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Working Capital Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto and (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received for recordation in the Competitive Bid Register information as to each of the one or more Competitive Bid Advances to be made by the Working Capital Lenders as part of such Competitive Bid Borrowing, the principal amount of each such Competitive Bid Advance and such other terms as were agreed to for each such Competitive Bid Advance in accordance with Section 2.03.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE OBLIGATED PARTIES. Each Obligated Party represents and warrants as follows:

                  (a) Such Obligated Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Material Subsidiaries of the Obligated Parties as of the date of this Agreement, showing as of the date of this Agreement (as to each such Subsidiary) the jurisdiction of its incorporation and percentage of the outstanding shares of each such class owned (directly or indirectly) by each Obligated Party. Each such Material Subsidiary
         (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure thereof would not be likely to have a Material Adverse Effect, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power would not be likely to have a Material Adverse Effect.

                  (c) The execution, delivery and performance by each Obligated Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby or thereby are within such Obligated Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Obligated Party's charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, the consequences of which would be likely to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease or other instrument in each case involving Debt obligations of the Borrower and the Affiliate Guarantors of

         $1,000,000 or more or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Affiliate Guarantors, the Borrower and their respective Subsidiaries, other than Liens permitted by Section 5.02. None of any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be likely to have a Material Adverse Effect.

                  (d) All necessary material governmental and third party approvals required for (i) the due execution, delivery, recordation, filing or performance by each Obligated Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is a party or (ii) to the extent obtainable on or prior to the date hereof, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, have been duly obtained, taken, given or made and are in full force and effect, except for parties to the Related Documents.

                  (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document to which each Obligated Party is a party when delivered hereunder will have been, duly executed and delivered by such Obligated Party. This Agreement is, and each of the Notes, each other Loan Document and each Related Document to which the Borrower or any Affiliate Guarantor is a party when delivered hereunder will be, the legal, valid and binding obligation of the Obligated Parties party thereto, enforceable against each such Obligated Party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

                  (f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1994, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Price Waterhouse, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1995, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 1995, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since March 31, 1995, there has been no Material Adverse Change.

                  (g) Neither the Information Memorandum nor any assertion of fact of the Obligated Parties contained in any other written information, exhibit or report furnished by the Obligated Parties to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained, as of its date, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made in the Information Memorandum and such other information, exhibits and reports (taken as a whole) not misleading.

                  (h) There is no action, suit, investigation, litigation or proceeding affecting any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries pending or, to the best of any of their knowledge, threatened before any court, governmental agency or arbitrator that (i) except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, would be likely to have a Material Adverse Effect or (ii) would be likely to materially adversely affect the legality, validity or enforceability of this Agreement and the other Loan Documents (taken as a whole) or the consummation of the transactions contemplated hereby.

                  (i) No Letters of Credit or proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (j) Neither the issuance of any Letter of Credit nor the making of any Advance hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (k) Each Plan is in substantial compliance with ERISA and the Internal Revenue Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code; none of any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability to or on account of a Plan pursuant to ERISA or the Internal Revenue Code; no proceedings have been instituted by the PBGC to terminate any Plan; no condition exists which presents a material risk to any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to ERISA or the Internal Revenue Code; no lien imposed under the Internal Revenue Code or ERISA on the assets of any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; where, with respect to any of the foregoing representations in this Section 4.01(k), the liability for or the lien which would arise as a result of, the particular circumstance or event which is the subject of the representation, would be likely to result in a Material Adverse Effect. All representations and warranties made with respect to any Plan which is a Multiemployer Plan shall be made to the best knowledge of the Borrower and the Affiliate Guarantors.

                  (l) Each Affiliate Guarantor, the Borrower and each of their respective Subsidiaries are in material compliance with all material laws and regulations relating to pollution and environmental control or employee safety in all domestic jurisdictions in which the Affiliate Guarantors, the Borrower and their respective Subsidiaries are presently doing business, other than those the non-compliance with which would not be likely to have a Material Adverse Effect.

                  (m) Each Affiliate Guarantor, the Borrower and each of their respective Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except where the failure to so file or pay would not be likely to have a Material Adverse Effect or as disclosed on the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                  (n) None of any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries is an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, each Obligated Party will, unless the Required Lenders shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders except to the extent the failure to do so would not be likely to have a Material Adverse Effect.

                  (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims in excess of $15,000,000 individually or $30,000,000 in the aggregate for the Obligated Parties and their respective Subsidiaries that, if unpaid, would by law become a Lien (other than a Permitted
         Lien) upon its property; PROVIDED, HOWEVER, that no Obligated Party or any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP.

                  (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries to comply, with all material laws and regulations relating to pollution and environmental control or employee safety which may be imposed in the future in jurisdictions in which any Obligated Party or any of its Subsidiaries may then be doing business, other than those the non-compliance with which would not be likely to have a Material Adverse Effect; and if required to do so under any applicable Environmental Law, undertake, and cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; PROVIDED that no Obligated Party or any of its Subsidiaries shall be required to take any such action where the failure to do so would not have a Material Adverse Effect.

                  (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with reputable insurance companies or associations in such amounts, with such retention and deductibles, and covering such risks as are in accordance with normal industry practice.

                  (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises except to the extent that the failure to do so would not be likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Obligated Parties and their Subsidiaries may consummate any transaction permitted under Section 5.02(c); and PROVIDED FURTHER that no Obligated Party or any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Obligated Party or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligated Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Obligated Party, such Subsidiary or the Lenders.

                  (f) VISITATION RIGHTS. At any reasonable time and upon prior notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligated Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Obligated Party and any of its Subsidiaries with any of their officers or, if reasonably requested by the Administrative Agent or any Lender, through the officers of such Obligated Party or such Subsidiary and with their independent certified public accountants.

                  (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and do, or cause to be done, all things necessary to preserve and keep in full force and effect its material licenses, permits, copyrights, patents, trademarks, service marks, tradenames and rights with respect thereto, except in each case to the extent that the failure to do so would not be likely to have a Material Adverse Effect.

                  (h) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions with any of their Affiliates on terms that are substantially as favorable to such Obligated Party or such Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; PROVIDED that the foregoing restrictions shall not apply to (i) customary annual fees paid to Kohlberg Kravis Roberts & Co. ("KKR") and its Affiliates for management, consulting and financial services rendered to such Obligated Party and its Subsidiaries, and customary investment banking fees paid to KKR and its Affiliates for services rendered to such Obligated Party and its Subsidiaries in connection with divestitures, acquisitions, financings and certain other transactions; (ii) customary fees paid to members of the Board of Directors of such Obligated Party and its Subsidiaries; (iii) loans and advances made by the Borrower to any of its Subsidiaries or any Affiliate Guarantor; and (iv) the consummation of the Redesign in accordance with the terms set forth in
         Section 9.13.

                  SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, no Obligated Party will, at any time, without the written consent of the Required Lenders:

                  (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character whether now owned or hereafter acquired other than:

                           (i)      Permitted Liens;

                           (ii) Liens securing Indebtedness permitted by
                  Sections 5.02(b)(viii), (ix) and (xi);

                           (iii) Liens, if any, arising under, financing
                  statements filed in connection with, and assignments of accounts pursuant, to the Receivables Financing Documents;

                           (iv) other Liens securing Indebtedness outstanding in
                  an aggregate principal amount for the Obligated Parties and their respective Subsidiaries not to exceed $100,000,000 at any time; and

                           (v) the replacement, extension or renewal of any Lien
                  permitted by clauses (i) through (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

                  (b) INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

                           (i) Indebtedness arising under the Loan Documents;

                           (ii) Indebtedness with no principal or sinking fund
                  payment due prior to June 30, 2000 with covenants (taken as a whole) customary in United States unsecured public debt financings or private placements (other than bank financings) for comparably rated issuers and in any event no more onerous than those contained in this Agreement (taken as a whole);

                           (iii) unsecured Indebtedness incurred in the ordinary
                  course of business for borrowed money, maturing within one year from the date incurred, evidenced by commercial paper or comparable instruments customary for evidencing similar obligations in jurisdictions other than the United States in an aggregate principal amount not exceeding the Unused Working Capital Commitments of the Working Capital Lenders;

                           (iv) Indebtedness in respect of acceptance, trade
                  letter of credit, warehouse receipt or similar facilities and non-trade letters of credit issued outside the United States not supporting Debt entered into in the ordinary course of business;

                           (v) Indebtedness, if any, arising under the
                  Receivables Financing Documents;

                           (vi) Guaranties in respect of Indebtedness otherwise
                  permitted hereunder;

                           (vii) Guaranties in the ordinary course of business
                  in respect of obligations of suppliers, customers, franchisees and licensees of such Obligated Party and its Subsidiaries;

                           (viii) Indebtedness of the Subsidiaries of any
                  Obligated Party organized outside the United States in an aggregate principal amount for the Obligated Parties and their respective Subsidiaries not exceeding at any time the excess of $250,000,000 over the proceeds of sales of accounts receivable by such Subsidiaries;

                           (ix) Indebtedness arising under Capitalized Leases
                  (a) incurred in respect of capital expenditures permitted by
                  Section 5.04(c) and (b) in an aggregate principal amount for the Obligated Parties and their respective Subsidiaries not exceeding $50,000,000 at any time;

                           (x) Indebtedness in respect of Hedge Agreements in an
                  aggregate notional amount for the Obligated Parties and their respective Subsidiaries not to exceed $2,500,000,000 at any time outstanding;

                           (xi) Indebtedness of any Obligated Party or any of
                  its Subsidiaries owed to any Obligated Party or any of its Subsidiaries;

                           (xii) Guaranties in respect of Indebtedness listed on
                  Schedule 5.02(b) hereto;

                           (xiii) additional Indebtedness not contemplated by
                  clauses (i)-(xii) above in an aggregate principal amount for the Obligated Parties and their respective Subsidiaries not exceeding $300,000,000 at any time;

                           (xiv) any renewal, extension or refinancing of the
                  foregoing Indebtedness in an amount not exceeding the amount outstanding at the time of such renewal, extension or refinancing and, in the case of any renewal, extension or refinancing of the Indebtedness specified in clauses (ii) and
                  (iii) above, otherwise in compliance with the limitations set forth in clauses (ii) and (iii), respectively; and

                           (xv) the Existing Indebtedness, and any Indebtedness
                  extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Indebtedness, PROVIDED that the terms of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents and certain covenants that are no more onerous than the stricter of those covenants of this Agreement (taken as a whole) or those covenants applicable to such Existing Indebtedness on the date hereof and further provided that the principal amount of such Existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing (including additional Indebtedness to the extent necessary to finance the payment of premiums, make-wholes or similar payments incurred in connection with such extension, refunding or refinancing), and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing.

                  (c) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of any Obligated Party may merge into or consolidate with, or transfer all or a portion of its assets to, any other Subsidiary of an Obligated Party, PROVIDED that, in the case of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of an Obligated Party, (ii) any Subsidiaries of an Obligated Party may merge into, or transfer all or a portion of its assets to, any Obligated Party, PROVIDED that in the case of any such merger, such Obligated Party is the surviving corporation and (iii) the Borrower may merge into a wholly owned Subsidiary of the Borrower that (A) is incorporated under the laws of any of the States of Delaware, New York or Ohio and (B) has no material assets or liabilities, for the sole purpose of changing the state of incorporation of the Borrower if the surviving corporation shall expressly assume the liabilities of the Borrower under the Loan Documents; PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                  (d) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of such Obligated Party and its Subsidiaries for less than Fair Market Value; sell, lease, transfer or otherwise dispose of all or substantially all of the assets of the Obligated Parties and their Subsidiaries taken as a whole, except in a transaction authorized by subsection (c) of this Section; or sell or grant Options except that the Obligated Parties and their Subsidiaries may sell or grant Options
         (i) pursuant to terms and conditions substantially similar to those set forth in Exhibits K and L hereto, (ii) for Fair Market Value and (iii) in an aggregate amount of proceeds thereof not to exceed $145,000,000 after December 31, 1995; PROVIDED, HOWEVER, that with respect to any sale, lease, transfer or other disposition of Options or any assets (other than Excluded Asset Sales) including pursuant to Options, immediately after giving effect thereto, no event shall occur and be continuing that constitutes an Event of Default under Sections 6.01(a),
         (b), (c) or (f).

                  (e) ACQUISITIONS. Acquire, or permit any of its Subsidiaries to acquire, other than in connection with the consummation of the Redesign, assets constituting a business unit or stock after the Restatement Date in an aggregate amount for the Obligated Parties and their respective Subsidiaries invested not to exceed at any time $750,000,000; PROVIDED that the foregoing limitation shall not apply to (i) acquisitions of stock in connection with employment or employee benefit related plans or arrangements, (ii) acquisitions of stock of any Obligated Party or any Subsidiary thereof,
         (iii) acquisitions of stock received in connection with the bankruptcy or reorganization of suppliers and customers in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course, (iv) acquisitions of stock to the extent that such stock constitutes Asset Proceeds that are applied in accordance with Section 2.06 (including Asset Proceeds not required to be applied to reduce Commitments under the Senior Bank Facilities or pay or prepay Scheduled Debt in accordance with the provisions of Section 2.06), (v) acquisitions of stock or assets by the Borrower or its Subsidiaries from (A) any Obligated Party or its Subsidiaries to the extent that such assets or stock are acquired by such Obligated Party or its Subsidiaries within the limitation set forth above or (B) any of the Borrower or any of its Subsidiaries, (vi) acquisitions of stock or assets by any Affiliate Guarantor or its Subsidiaries from any other Affiliate Guarantor or its Subsidiaries (including as an Affiliate Guarantor, for purposes of this clause (vi), the Dairy Business); PROVIDED, FURTHER, that any portion of any acquisition that the Borrower elects to include in Capital Expenditures for purposes of
         Section 5.04(c) shall be deducted from the amount of such acquisition for the purpose of determining compliance with this Section 5.02(e).

                  (f) DIVIDENDS, ETC. Declare or pay any dividends (other than dividends payable only in common stock or Preferred Stock permitted by clause (ii) below of the Borrower), purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock (other than common stock) or any warrants, rights or options to acquire such capital stock (other than common stock), or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any Affiliate Guarantor or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock (other than common stock) or any warrants, rights or options to acquire such capital stock (other than common stock), except that, so long as no Default described in Sections 6.01(a) or (f) and no Event of Default shall have occurred and be continuing, (i) any Obligated Party or its Subsidiaries may repurchase capital stock, or any warrants, rights or options to acquire such capital stock held by its officers, directors and employees, (ii) the Borrower may issue Preferred Stock and pay dividends thereon, PROVIDED that such Preferred Stock (A) shall not obligate the Borrower to redeem at a fixed or determinable date prior to January 1, 2000, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of this issuer and (B) shall not be redeemable at the option of the holder prior to January 1, 2000, (iii) the Borrower may pay dividends on its common stock to the extent that such dividends are paid to the Borrower as interest on the notes issued by Borden Holdings then held by the Borrower or its Subsidiaries; (iv) the Borrower may pay dividends on its common stock at any time when the ratio of Combined Total Debt to Combined EBITDA of the Affiliate Guarantors, the Borrower, and their respective Subsidiaries for the period of four consecutive fiscal quarters most recently ended is less than 3.00:1.00, in an amount not to exceed 25% of the Borrower's net income for the fiscal year most recently ended; and (v) any Subsidiary of any Obligated Party may issue Preferred Stock to such Obligated Party and pay dividends thereon.

                  (g) CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of its business taken as a whole as carried on at the date of the Existing Credit Agreement, other than as a result of (i) dispositions of assets or businesses approved by the Board of Directors of the applicable Obligated Party or (ii) business activities engaged in by any Obligated Party or its Subsidiaries on or prior to such date and other similar or related activities.

                  (h) ACCOUNTING CHANGES. Make or permit, or permit any of its Material Subsidiaries to make or permit, any change in its fiscal year or any significant change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                  (i) AMENDMENT, ETC. OF REDESIGN DOCUMENTS. After the execution and delivery of any Redesign Document, cancel or terminate such Redesign Document or consent to, permit or accept such cancellation or termination thereof, amend, modify or change in any manner any term or condition of such Redesign Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of such Redesign Document, agree in any manner to any other amendment, modification or change of any term or condition of such Redesign Document or take any other action in connection with such Redesign Document, or permit any of its Subsidiaries to do so, except to the extent that after giving effect to any such action, the applicable Redesign Document contains terms substantially the same as those set forth in Exhibits G through L, as applicable, PROVIDED that after giving effect to any such action the Amended and Restated Agreement of Limited Partnership of BFC Investments, L.P. shall contain provisions strictly complying with those set forth in Exhibit H as (i) the defined term "Percentage Interest" and (ii) Section 5.3(b).

                  5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Lenders:

                  (a) DEFAULT NOTICE. As soon as possible and in any event within three Business Days after any officer of the Borrower obtains knowledge of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Obligated Parties, a Consolidated balance sheet of (x) the Borrower and its Subsidiaries, (y) each Affiliate Guarantor and its Subsidiaries and (z) Borden Holdings and its Subsidiaries, respectively, and a Combined balance sheet of the Affiliate Guarantors, the Borrower and their respective Subsidiaries, in each case as of the end of such quarter and Consolidated statements of income and cash flows of (x) the Borrower and its Subsidiaries, (y) each Affiliate Guarantor and its Subsidiaries and (z) Borden Holdings and its Subsidiaries, respectively, and Combined statements of income and cash flows of the Affiliate Guarantors, the Borrower and their respective Subsidiaries, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that, to the knowledge of such officer, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule setting forth in reasonable detail the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04. To the extent that a Combined financial statement is required to be delivered under this Section, if Consolidated statements of the Affiliate Guarantors, the Borrower and their respective Subsidiaries are filed with the Securities and Exchange Commission in lieu of Combined statements, delivery of such Consolidated statements shall satisfy the requirements of this Section.

                  (c) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each fiscal year of the Obligated Parties, a copy of the annual audit report for such year for (w) the Borrower and its Subsidiaries, the Affiliate Guarantors and their Subsidiaries, (y) each Affiliate Guarantor and its Subsidiaries and (z) Borden Holdings and its Subsidiaries, respectively, including therein a Consolidated balance sheet of (x) the Borrower and its Subsidiaries,
         (y) each Affiliate Guarantor and its Subsidiaries and

         (z) Borden Holdings and its Subsidiaries, respectively, and a Combined balance sheet of the Affiliate Guarantors, the Borrower and their respective Subsidiaries, in each case as of the end of such fiscal year and Consolidated statements of income and cash flows of (x) the Borrower and its Subsidiaries, (y) each Affiliate Guarantor and its Subsidiaries and (z) Borden Holdings and its Subsidiaries, respectively (or audited combining statements including the Borrower and the Affiliate Guarantors if combining statements are filed with the Securities and Exchange Commission in lieu of such separate consolidating statements), and Combined statements of income and cash flows of the Affiliate Guarantors, the Borrower and their respective Subsidiaries for such fiscal year, in each case accompanied by either an unqualified opinion, or an opinion acceptable to the Required Lenders, of Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of (w) the Borrower and its Subsidiaries, (x) the Borrower, the Affiliate Guarantors and their Subsidiaries, (y) each Affiliate Guarantor and its Subsidiaries and (z) Borden Holdings and its Subsidiaries, respectively, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof (provided that in no event shall such accountants be liable as a result of this Agreement by reason of any failure to obtain knowledge of any Default that would not be disclosed in the course of their audit examination), (ii) a schedule setting forth in reasonable detail the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Section
         5.04 and (iii) a certificate of the chief financial officer of the Borrower stating that, to the knowledge of such officer, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto. To the extent that a Combined financial statement is required to be delivered under this Section, if Consolidated statements of the Affiliate Guarantors, the Borrower and their respective Subsidiaries are filed with the Securities and Exchange Commission in lieu of Combined statements, delivery of such Consolidated statements shall satisfy the requirements of this Section.

                  (d) BUDGETS; ETC. Not more than 60 days after the commencement of each fiscal year of the Obligated Parties, budgets of each Obligated Party on a Consolidated basis in reasonable detail for each of the four fiscal quarters of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

                  (e) ERISA. As soon as possible and, in any event, within 10 days after any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows of the occurrence of any of the following events which, in the aggregate would be likely to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or other authorized officer of the

         Borrower setting forth details as to such occurrence and such action, if any, which such Affiliate Guarantor, the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to a Plan; that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Internal Revenue Code; that proceedings are reasonably likely to be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or is reasonably likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
         with respect to a Plan under Section 4971 or 2975 of the Internal Revenue Code or Section 409 or 502(i) or 502(l) of ERISA.

                  (f) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries which the Borrower reasonably believes would be likely to have a Material Adverse Effect.

                  (g) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries sends to the public stockholders of the Borrower or any Affiliate Guarantor and copies of all reports on Forms 10-Q, 10-K and 8-K that any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor.

                  (h) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries under or pursuant to any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

                  (i) ENVIRONMENTAL MATTERS. Promptly after obtaining knowledge of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be likely to have a Material Adverse Effect, written notice of (i) any pending or threatened material Environmental Claim against any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries or any Real Property; (ii) any condition or occurrence on any Real Property that (x) results in material noncompliance by any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries with any applicable Environmental Law or (y) would be likely to form the basis of a material Environmental Claim against any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries or any Real Property;
         (iii) any condition or occurrence on any material Real Property that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and
         (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Affiliate Guarantor's or the Borrower's response thereto.

                  (j) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Affiliate Guarantor, the Borrower or any of their respective Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Obligated Parties will, unless the Required Lenders otherwise consent in writing:

                  (a) EBITDA/NET INTEREST EXPENSE. Maintain a ratio of Combined EBITDA of the Affiliate Guarantors, the Borrower and their respective Subsidiaries to Combined Net Interest Expense of not less than the amount set forth below for each period of four consecutive fiscal quarters ended at the dates set forth below:

                  QUARTER ENDING            RATIO
                  --------------            -----
                  March 31, 1996            2.00:1.00
                  June 30, 1996             2.00:1.00
                  September 30, 1996        2.15:1.00
                  December 31, 1996         2.25:1.00
                  March 31, 1997            2.25:1.00
                  June 30, 1997             2.25:1.00
                  September 30, 1997        2.35:1.00
                  December 31, 1997         2.50:1.00
                  March 31, 1998            2.50:1.00

                  June 30, 1998             2.50:1.00
                  September 30, 1998        2.60:1.00
                  December 31, 1998         2.75:1.00
                  March 31, 1999            2.75:1.00
                  June 30, 1999             2.75:1.00
                  September 30, 1999        2.85:1.00
                  December 31, 1999         3.00:1.00

                  (b) TOTAL DEBT/EBITDA RATIO. Maintain a ratio of Combined Total Debt to Combined EBITDA of the Affiliate Guarantors, the Borrower and their respective Subsidiaries of not more than the amount set forth below for each period of four consecutive fiscal quarters ended at the dates set forth below:

                  QUARTER ENDING            RATIO
                  --------------            -----
                  March 31, 1996            5.25:1.00
                  June 30, 1996             5.25:1.00
                  September 30, 1996        5.00:1.00
                  December 31, 1996         4.75:1.00
                  March 31, 1997            4.75:1.00
                  June 30, 1997             4.75:1.00
                  September 30, 1997        4.55:1.00
                  December 31, 1997         4.50:1.00
                  March 31, 1998            4.35:1.00
                  June 30, 1998             4.35:1.00
                  September 30, 1998        4.35:1.00
                  December 31, 1998         4.35:1.00
                  March 31, 1999            3.90:1.00
                  June 30, 1999             3.90:1.00
                  September 30, 1999        3.90:1.00
                  December 31, 1999         3.90:1.00

                  (c) CAPITAL EXPENDITURES. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Affiliate Guarantors, the Borrower and their respective Subsidiaries in any fiscal year ended on the dates set forth below to exceed the amount set forth below for such fiscal year:

                    YEAR ENDED                AMOUNT
                    ----------                ------
                  December 31, 1995         $275,000,000
                  December 31, 1996          250,000,000
                  December 31, 1997          225,000,000
                  December 31, 1998          225,000,000
                  December 31, 1999          225,000,000

         PLUS for any fiscal year Equity Proceeds received by the Borrower or any Affiliate Guarantor on or after March 31, 1996; PROVIDED that any Capital Expenditure permitted but not made in a prior year (commencing with the year 1995) may be carried forward and added to the amounts set forth above; PROVIDED FURTHER that for purposes of this Section 5.04(c) "Capital Expenditures" shall not include any portion of any acquisition made pursuant to Section 5.02(e) except to the extent that the Borrower elects to include any portion thereof in "Capital Expenditures" for any period.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Advance, or the Borrower shall fail to pay any interest or other amount due under any Loan Document and such failure shall continue for five or more days; or

                  (b) any representation or warranty made by any Obligated Party under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) any Obligated Party shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(e), 5.02 or 5.04; or

                  (d) any Obligated Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been received by the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) any Loan Party or any of its Subsidiaries shall default in any payment with respect to any Indebtedness in excess of $15,000,000 individually or $30,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of such Loan Party and its Subsidiaries, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $15,000,000 individually or $30,000,000 in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage) shall be rendered against any Loan Party or any of its Subsidiaries and any such judgment or order shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) (i) KKR and its Affiliates or Subsidiaries shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of Voting Stock of the Borrower and each Affiliate Guarantor that has not been released in accordance with
         Section 7.05 (or other Securities convertible into such Voting Stock) representing 50.1% or more of the combined voting power of all Voting Stock of the Borrower and each such Affiliate Guarantor, PROVIDED that the percentage required by this subsection (i) shall be reduced to 35% or more eighteen months from the date of the initial Borrowing provided that the Borrower's Public Debt Rating is an Investment Grade Rating; or (ii) individuals selected by KKR and its Affiliates or Subsidiaries (other than the Borrower or an Affiliate Guarantor that has not been released in accordance with Section 7.05) shall fail to constitute a majority of the Board of Directors of the Borrower or such Affiliate Guarantor; or

                  (i) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code; any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA; any Plan shall have an Unfunded Current Liability; or any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA
         or Section 4971 or 4975 of the Internal Revenue Code; and (ii) there shall result from any such event or events referred to in clause (i) above the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability, on the part of any Affiliate Guarantor, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate, which in each case would be likely to have a Material Adverse Effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances and of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Account.


                                   ARTICLE VII

                                    GUARANTY

                  SECTION 7.01. UNCONDITIONAL GUARANTY; LIMITATION OF LIABILITY.
(a) Each Affiliate Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Obligated Party now or hereafter existing under the Loan Documents whether for principal, interest, fees, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any Lender in enforcing any rights under this Article VII. Without limiting the generality of the foregoing, each Affiliate Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Obligated Party to the Administrative Agent or any Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Obligated Party.

         (b) The aggregate liability of each Affiliate Guarantor under this
Article VII and under guaranties by such Affiliate Guarantor permitted by
Section 5.02(b)(xii) shall not exceed the greater of (i) the net benefit realized by such Affiliate Guarantor from the proceeds of the

Advances made from time to time by the Borrower to such Affiliate Guarantor or any Subsidiary of such Affiliate Guarantor and (ii) the greater of (x) 95% of the Adjusted Net Assets of such Affiliate Guarantor on the date of delivery hereof and (y) 95% of the Adjusted Net Assets of such Affiliate Guarantor on the date of any payment hereunder. "ADJUSTED NET ASSETS" of any Affiliate Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Affiliate Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under this Article VII and liabilities under guaranties by such Affiliate Guarantor permitted by Section 5.02(b)(xii), of such Affiliate Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Affiliate Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Affiliate Guarantor on its debts, excluding debt in respect of this Article VII and debt in respect of guaranties by such Affiliate Guarantor permitted by Section 5.02(b)(xii), as they become absolute and matured.

                  SECTION 7.02. GUARANTY ABSOLUTE. Each Affiliate Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The obligations of each Affiliate Guarantor under this Article VII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Affiliate Guarantor to enforce this Article VII, irrespective of whether any action is brought against the Borrower or any other Affiliate Guarantor or whether the Borrower or any other Affiliate Guarantor is joined in any such action or actions. The liability of each Affiliate Guarantor under this Article VII shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document other than this Article VII, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any other Obligated Party or any of their respective Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any other Obligated Party or any of their respective Subsidiaries; or

                  (f) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower, any other Obligated Party or a guarantor.

This guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligated Party or otherwise, all as though such payment had not been made.

                  SECTION 7.03. WAIVERS. Each Affiliate Guarantor hereby waives to the extent permitted by applicable law:

                  (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this
         Article VII;

                  (b) any requirement that the Administrative Agent, any Lender or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any Affiliate Guarantor or any other Person or any collateral;

                  (c) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Borrower, any Affiliate Guarantor or any other Person or any collateral; and

                  (d) any duty on the part of the Administrative Agent or any Lender to disclose to such Affiliate Guarantor any matter, fact or thing relating to the business, operation or condition of any Obligated Party and its assets now or hereafter known by the Administrative Agent or such Lender, as the case may be.

                  SECTION 7.04. SUBROGATION. No Affiliate Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower, any other Obligated Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Affiliate Guarantor's obligations under this Article VII or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower, any other Obligated Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Obligated Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any Affiliate Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this
Article VII and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and the beneficiaries of guaranties made by the Affiliate Guarantors as permitted by Section 5.02(b)(xii) and shall forthwith be paid to the Administrative Agent and such other beneficiaries, and if delivered to the Administrative Agent shall be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or unmatured, in accordance with the terms of the Loan Documents, or held as collateral for any Guaranteed Obligations or other amounts payable under this Article VII thereafter arising. If (i) any Affiliate Guarantor shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article VII shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at such Affiliate Guarantor's request and expense, execute and deliver to such Affiliate Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Affiliate Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Affiliate Guarantor.

                  SECTION 7.05. RELEASE AND TERMINATION. (a) Upon the sale, transfer or other disposition of all or any portion of the common stock of any Affiliate Guarantor (including through the primary issuance and sale of shares of common stock) that the Borrower elects by notice to the Administrative Agent to designate as a "Guarantee Release Event", the Administrative Agent will, at the Borrower's expense, execute and deliver to such Affiliate Guarantor such documents as such Affiliate Guarantor shall reasonably request to evidence the release of such Affiliate Guarantor from its obligations under this Agreement, PROVIDED, that (i) at the time of such designation and such release no Default shall have occurred and be continuing, (ii) such sale, transfer or disposition is in compliance with Section 5.02(d) and (iii) the proceeds of such sale, transfer or disposition required to be applied pursuant to Section 2.06 shall be so applied.

                  (b) Upon the payment in full of the Guaranteed Obligations (on or after the Termination Date), the Administrative Agent will, at the Borrower's expense, execute and deliver to each Affiliate Guarantor such documents as such Affiliate Guarantor shall reasonably request to evidence the termination of the obligations of such Affiliate Guarantor under this Agreement.

                  (c) Upon the earlier of the occurrence of a "Guarantee Release Event" in accordance with subsection (a) above or the termination of obligations pursuant to subsection (b) above, the applicable Affiliate Guarantor shall be released from the guaranty of such Affiliate Guarantor under this Article VII and from all other obligations of such Affiliate Guarantor under this Agreement and each other Loan Document and such Affiliate Guarantor shall cease to be an "Affiliate Guarantor" or an "Obligated Party" hereunder.


                                  ARTICLE VIII

                                   THE AGENTS

                  SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. RELIANCE, ETC. (a) None of the Administrative Agent, any Lead Managing Agent or any Arranger or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:
(i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  (b) The Lead Managing Agents and the Arrangers, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

                  SECTION 8.03. LEAD MANAGING AGENTS AND AFFILIATES. With respect to their respective Commitments, the Advances made by them and the Notes issued to them, each of the Lead Managing Agents shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it or its Affiliate were not the Administrative Agent, a Lead Managing Agent or an Arranger, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of the Lead Managing Agents in its individual capacity. Each of the Lead Managing Agents and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Lead Managing Agent or any of its respective Affiliates were not the Administrative Agent, a Lead Managing Agent or an Arranger, as the case may be, and without any duty to account therefor to the Lenders.

                  SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Managing Agents, any Arranger or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Managing Agents, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. INDEMNIFICATION. Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under
Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05, the Lenders' respective Ratable Shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (b) their respective Ratable Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) their respective Unused Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Advance under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 8.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount.

                  SECTION 8.06. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as to all of the Facilities at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities, such successor

Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby (other than any Lender which is, at such time, a Defaulting Lender) directly: (i) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (ii) amend this Section 9.01, (iii) extend the scheduled time of payment of any interest or commitment fee or Letter of Credit fee owing to such Lender, (iv) increase the aggregate amount of the Commitments of such Lender, (v) reduce the stated rate of interest borne by the Advances owing to such Lender (other than as a result of waiving the applicability of any post-default increase in interest rates), forgive all or any part of the principal amount thereof or reduce the stated rate for calculating any commitment fee or Letter of Credit fee owing to such Lender,
(vi) extend the final scheduled maturity of any Advance owing to such Lender or
(vii) release any Affiliate Guarantor from its obligations under Article VII except as expressly provided in Section 7.05; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

                  SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 180 East Broad Street, Columbus, Ohio 43215-3799, Attention: Vice President and Treasurer; if to Foods Holdings, at its address at 80 East Broad Street, Columbus, Ohio 43215-3799; if to

Wise Holdings, at its address at 80 East Broad Street, Columbus, Ohio 43215-3799; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to Credit Suisse, in its capacity as an Issuing Bank, at its address at One Liberty Plaza, 165 Broadway, New York, New York 10006, Attention: Trade Services Department, with a copy to 12 East 49th Street, New York, New York 10017, Attention: Lisa Perrotto; and if to the Administrative Agent, at its address at 1 Court Square, 7th Floor, Long Island City, New York 11120,
Attention: John Makrinos, with a copy to 399 Park Avenue, New York, New York 10043, Attention: Michel Pendill; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

                  SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender, any Arranger or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all reasonable and documented costs and out-of-pocket expenses of each Agent in connection with the preparation, execution, delivery and amendment of the Loan Documents (including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, telecommunications, duplication, audit, insurance, consultant, search, filing and recording fees and all other out-of-pocket expenses in an aggregate amount agreed to by the Arrangers and the Borrower and
(B) the reasonable and documented fees and out-of-pocket expenses of counsel for the Lead Managing Agents and the Arrangers) with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all reasonable and documented costs and out-of-pocket expenses of the Administrative Agent in connection with the administration of the Loan Documents and (iii) all reasonable and documented costs and out-of-pocket expenses of the

Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent and each Lender with respect thereto).

                  (b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement (including, without limitation, the Notes and any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the Letters of Credit or the proceeds of the Advances) whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent or any Lender or any of their respective Affiliates or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the Letters of Credit or the proceeds of the Advances.

                  Each Indemnified Party agrees to notify the Borrower, promptly after obtaining actual knowledge thereof, of the assertion against it or any other Person of any claim or the commencement of any action or proceeding relating to this Agreement (including, without limitation, the Notes and any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances) which such Indemnified Party considers to be a claim, action or proceeding with respect to which it is entitled to indemnification hereunder, but failure to so notify will not relieve the Borrower from any liability under this Section 9.04(b). Each Indemnified Party will be entitled to defend any such claim, action or proceeding, and may employ or retain counsel to represent it in, and to defend, such claim, action or proceeding and the Borrower will pay the reasonable and documented fees and out-of-pocket expenses of such counsel; PROVIDED, HOWEVER, that the Indemnified Parties shall, to the extent practicable, choose one counsel to act on their behalf at the Borrower's expense, which counsel, at the request of the Borrower, shall also represent and defend the Borrower in such claim, action or proceeding unless an Indemnified Party reasonably determines based on an opinion of outside counsel that having common counsel would present such counsel with a conflict of interest. In the event of such determination, such Indemnified Party or Parties shall not be required to share counsel and shall be entitled to full indemnification for such counsel's fees and expenses as otherwise provided herein.

                  (c) If any payment of principal of, or Conversion of, or failure to Convert as a result of a withdrawn notice of Conversion, any Eurodollar Rate Advance, LIBO Rate Advance or Fixed Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07, 2.10(b)(i) or 2.11(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and shall also be sent upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) Without prejudice to the survival of any other agreement of the Borrower and each other Obligated Party hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.13 and 9.04 shall survive the payment in full of the principal and interest hereunder and under the Notes.

                  SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its branches and agencies is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, its branches or agencies to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, its branches or agencies under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, its branches or agencies may have.

                  SECTION 9.06. BINDING EFFECT. This amendment and restatement of the Existing Credit Agreement shall become effective when it shall have been executed by the Borrower, the Affiliate Guarantors and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender
(x) may assign to one or more of its Affiliates or Subsidiaries and (y) may with the prior consent of the Administrative Agent and the Borrower (such consents not to be unreasonably withheld or delayed) assign to one or more banks or other entities, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Notes held by it); PROVIDED, HOWEVER, that such assignment or any activity intended to give rise to an assignment shall not be initiated prior to the receipt by the Lenders of notice from the Arrangers that the syndication of this Agreement has been completed; PROVIDED FURTHER, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all such Lender's rights and obligations under and in respect of one or more of (A) the Term Facility and (B) the Working Capital Facility and the Receivables Back-Stop Facility Agreement (other than any right to make Competitive Bid Advances or Competitive Bid Advances owing to it), (ii) except in the case of an assignment to a Person that immediately prior to such assignment was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to a Lender, an Eligible Assignee or to an Affiliate or Subsidiary of the assignor, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment, and a processing and recordation fee of $3,000 for each assignment completed after the notice referred to in the first proviso of this Section 9.07 has been received. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is a Lender, an Eligible Assignee or an Affiliate of the assignor; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, new Notes to the order of the assigning Lender in an aggregate amount equal to the aggregate Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as appropriate.

                  (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of such Note or Notes for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation and no sub-participant of such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would directly: reduce the stated rate of interest borne by the Advances owing to such participant (other than as a result of waiving the applicability of any post-default increase in interest rates), forgive all or any part of the principal amount thereof, reduce the stated rate for calculating any commitment fee or Letter of Credit fee owing to the Lenders or extend the final scheduled maturity of any Advance owing to such participant, in each case to the extent subject to such participation.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall have executed a confidentiality agreement substantially in the form of Exhibit F hereto and returned to same to such Lender and the Borrower.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.10. CONFIDENTIALITY. Each Lender has heretofore executed a confidentiality agreement in the form of Exhibit F hereto and returned a copy thereof to the Borrower. Each Lender shall hold all non-public information obtained pursuant to this Agreement in accordance with the terms of such confidentiality agreement and in accordance with safe and sound banking practices and, subject to Section 9.07, may make disclosure reasonably requested by any bona fide transferee in connection with the contemplated transfer of any Advances or participation therein or as required or requested by any governmental authority or pursuant to legal process; PROVIDED that each such transferee shall have previously signed and returned to such Lender a confidentiality agreement in the form of Exhibit F, and such Lender agrees to send to the Borrower promptly a copy of each such confidentiality agreement executed by such transferee.

                  SECTION 9.11. RECEIVABLES FINANCINGS DOCUMENTS. The Lenders hereto acknowledge that the transfers of receivables and "Related Security" (as defined in the Receivables Financing Documents) from the Borrower to Borden Receivables Corp. under the Receivables Purchase Agreement dated as of December 15, 1994 between the Borrower and Borden Receivables Corp. are intended to be the true sales for valid consideration, that none of such property conveyed shall remain property of the Borrower, and that Borden Receivables Corp. is a separate corporate entity with its own creditors who would, in any liquidation of Borden Receivables Corp. or of its assets, be entitled to be satisfied out of Borden Receivables Corp.'s assets prior to any value in Borden Receivables Corp. becoming available to the Borrower, as Borden Receivables Corp.'s equity holder, or creditors of the Borrower.

                  SECTION 9.12. NO LIABILITY OF THE ISSUING BANKS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the

Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against such Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.13. REDESIGN. The Lenders hereby agree that, in accordance with Section 5.01(h), the Borrower, its Subsidiaries, the Affiliate Guarantors and their Subsidiaries may enter into the Redesign Documents on the following terms and conditions:

         (a) Trademarks. The Borrower and its Subsidiaries may transfer trademarks to be used by Borden Foods Holdings, LLC and its Subsidiaries to a partnership organized pursuant to terms substantially the same as those set forth in Exhibit H hereto, PROVIDED that the executed Amended and Restated Agreement of Limited Partnership of BFC Investments, L.P. shall contain provisions strictly conforming to those set forth in Exhibit H as (i) the defined term "Percentage Interest" and (ii) Section 5.3(b).

                  (b) Wise Business. The Borrower and its Subsidiaries may transfer the Wise Business to an Affiliate Guarantor and any of such Affiliate Guarantor's Subsidiaries pursuant to terms substantially the same as those set forth in the form of Conveyance and Transfer Agreement attached as Exhibit I hereto, PROVIDED that (i) the consideration for the transfer of the subject assets shall not be less than $45,000,000, which shall include Borden Holdings Notes in an aggregate principal amount of not more than $35,000,000 and Affiliate Notes issued by Wise Holdings, Inc. or its Subsidiaries in an aggregate principal amount of not less than $10,000,000, plus the assumption of liabilities as provided in the form of Conveyance and Transfer Agreement attached as Exhibit I hereto and (ii) upon the consummation of such transfer the Borrower and such Affiliate Guarantor shall deliver to the Administrative Agent a certificate in the form of Exhibit J hereto.

         (c) Foods Business. The Borrower and its Subsidiaries may transfer the Foods Business to an Affiliate Guarantor and any of such Affiliate Guarantor's Subsidiaries pursuant to terms substantially the same as those set forth in the form of Conveyance and Transfer Agreement attached as Exhibit I hereto, PROVIDED that (i) the consideration for the transfer of the subject assets shall not be less than $550,000,000, which shall include Borden Holdings Notes in an aggregate principal amount of not more than $375,000,000 and Affiliate Notes issued by Borden Foods Holdings Corporation or its Subsidiaries in an aggregate principal amount of not less than

$175,000,000, plus the assumption of liabilities as provided in the form of Conveyance and Transfer Agreement attached as Exhibit I hereto and (ii) upon consummation of such transfer the Borrower and such Affiliate Guarantor shall deliver to the Administrative Agent a certificate in the form of Exhibit J thereto.

         (d) Dairy Business. The Borrower and its Subsidiaries may transfer the Dairy Business to an Affiliate Guarantor and any of such Affiliate Guarantor's Subsidiaries having a structure substantially the same as that of Wise Holdings, Inc. and its Subsidiaries, pursuant to terms substantially the same as those set forth in the form of Conveyance and Transfer Agreement attached as Exhibit I hereto, PROVIDED that (i) the consideration for the transfer of the subject assets shall not be less than Fair Market Value and (ii) upon the consummation of such transfer the Borrower and such Affiliate Guarantor shall deliver to the Administrative Agent a certificate in the form of Exhibit J hereto.

         (e) Options on Stock. The initial Options granted in respect of the stock of Borden Decorative Products Holdings, Inc. and the stock of Elmer's Holdings, Inc. shall be issued pursuant to terms substantially the same as those set forth in the form of Option Agreement attached as Exhibit K hereto, PROVIDED that the consideration for the issuance of such Options shall not exceed $50,000,000 in the aggregate, which may consist of Borden Holdings Notes in whole or in part.

         (f) Options on Assets. The initial Options granted in respect of certain of the assets of Borden Foods Holdings Corporation and its Subsidiaries shall be issued pursuant to terms substantially the same as those set forth in the form of Option Agreement attached as Exhibit L hereto, PROVIDED that the consideration for the issuance of such Options shall not exceed $95,000,000 in the aggregate, which may consist of Borden Holdings Notes in whole or in part.


                  SECTION 9.14. WAIVER OF JURY TRIAL. Each of the Borrower, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          BORDEN, INC.


                                          By_________________________________
                                             Name:
                                             Title:



                                          BORDEN FOODS HOLDINGS
                                          CORPORATION


                                          By_________________________________
                                             Name:
                                             Title:


                                          WISE HOLDINGS, INC.


                                          By_________________________________
                                             Name:
                                             Title:

                                          CITIBANK, N.A., as Administrative
                                                Agent


                                          By_________________________________
                                             Name:
                                             Title:

                                          ARRANGERS


                                          BT SECURITIES CORPORATION,
                                                as Arranger


                                          By_________________________________
                                             Name:
                                             Title:


                                          CHASE SECURITIES INC.,
                                                as Arranger


                                          By_________________________________
                                             Name:
                                             Title:


                                          CITICORP SECURITIES, INC.,
                                                as Arranger


                                          By_________________________________
                                             Name:
                                             Title:


                                          CREDIT SUISSE, as Arranger


                                          By_________________________________
                                             Name:
                                             Title:


                                          By_________________________________
                                             Name:
                                             Title:

                                      BANKS

                              LEAD MANAGING AGENTS



                                          BANKERS TRUST COMPANY


                                          By_________________________________
                                             Name:
                                             Title:


                                          CHEMICAL BANK


                                          By_________________________________
                                             Name:
                                             Title:


                                          CITIBANK, N.A.


                                          By_________________________________
                                             Name:
                                             Title:


                                          CREDIT SUISSE


                                          By_________________________________
                                             Name:
                                             Title:


                                          By_________________________________
                                             Name:
                                             Title:

                             SENIOR MANAGING AGENTS


                                          NATIONAL WESTMINSTER BANK PLC,
                                          NEW YORK BRANCH


                                          By_________________________________
                                             Name:
                                             Title:



                                          NATIONAL WESTMINSTER BANK PLC,
                                                   NASSAU BRANCH



                                          By_________________________________
                                             Name:
                                             Title:



                                          NATIONSBANK, N.A.


                                          By_________________________________
                                             Name:
                                             Title:


                                          THE BANK OF NOVA SCOTIA


                                          By_________________________________
                                             Name:
                                             Title:

                                          THE CHASE MANHATTAN BANK, N.A.


                                          By_________________________________
                                             Name:
                                             Title:


                                          CREDIT LYONNAIS NEW YORK
                                                   BRANCH


                                          By_________________________________
                                             Name:
                                             Title:


                                 MANAGING AGENTS


                                          ABN AMRO BANK N.V.,
                                                   NEW YORK BRANCH


                                          By_________________________________
                                             Name:
                                             Title:

                                          By_________________________________
                                             Name:
                                             Title:

                                          CIBC INC.



                                          By_________________________________
                                             Name:
                                             Title:

                                          THE BANK OF NEW YORK


                                          By_________________________________
                                             Name:
                                             Title:


                                          BANK OF TOKYO - MITSUBISHI
                                          TRUST COMPANY


                                          By_________________________________
                                             Name:
                                             Title:


                                          THE FIRST NATIONAL BANK
                                                   OF CHICAGO


                                          By_________________________________
                                             Name:
                                             Title:


                                          THE FUJI BANK, LIMITED


                                          By_________________________________
                                             Name:
                                             Title: